UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2023

Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 664-9329
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 5, 2023, Credo Technology Group Holding Ltd, a Cayman Islands exempted company (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Goldman Sachs & Co. LLC, as representative of the underwriters named in Schedule I thereto (the “Underwriters”), and the selling shareholders named in Schedule II thereto (the “Selling Shareholders”), providing for the issuance and sale by the Company of 8,940,000 of the Company’s ordinary shares, par value $0.00005 per share (the “Ordinary Shares”), at a public offering price of $17.50 per share, and the offer and sale of 1,060,000 Ordinary Shares by the Selling Shareholders, at a public offering price of $17.50 per share. The Selling Shareholders include members of the Company's board of directors and senior management or their affiliated entities. In connection with the offering, the Company has granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 Ordinary Shares at the public offering price, less the underwriting discount. Total gross proceeds from the offering before deducting the underwriting discount and estimated offering expenses are $175.0 million, consisting of gross proceeds to the Company of $156.5 million and gross proceeds to the Selling Shareholders of $18.6 million. The Company will not receive any of the proceeds from the sale of its Ordinary Shares by the Selling Shareholders. The offering is expected to close on or about December 8, 2023, subject to customary closing conditions.
The offering is being made pursuant to a prospectus supplement dated December 5, 2023 and an accompanying base prospectus, which are part of the Company’s automatically effective “shelf” Registration Statement on Form S-3 (File No. 333-275894) that the Company filed with the Securities and Exchange Commission on December 5, 2023.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Shareholders, customary conditions to closing, market standoff provisions, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.
The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.
The legal opinion of Maples and Calder (Cayman) LLP relating to the legality of the issuance and sale of the Ordinary Shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.
On December 5, 2023, the Company issued a press release announcing the pricing of its underwritten public offering of its Ordinary Shares. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
1.1
Underwriting Agreement, dated as of December 5, 2023, by and among Credo Technology Group Holding Ltd, Goldman Sachs & Co. LLC, as representative of the several underwriters named therein, and the selling shareholders named therein.

5.1	Opinion of Maples and Calder (Cayman) LLP
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 5, 2023
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: December 6, 2023	/s/ William Brennan
William Brennan
President and Chief Executive Officer